POWER OF ATTORNEY

FOR

DOMINIQUE BAEDE

The undersigned principal, being President and a Director of The Guardian Insurance & Annuity Company, Inc. (“GIAC”), does hereby constitute and appoint Robert Grauer, Stephanie Susens and Patrick Ivkovich, each as his true and lawful attorney and agent, authorized, empowered and directed to take all action necessary, on behalf of GIAC, in the capacity indicated above, in order to comply with the Securities Act of 1933 (the “33 Act”), the Investment Company Act of 1940 and any other applicable federal laws, including the filing of any amendment to the registration statement and undertaking, any application for exemption from the Investment Company Act of 1940 and any or all amendments to the foregoing relating to:

(1)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-222952 and marketed under the name Flexible Solutions® VUL (2018) and issued through Separate Account N of GIAC;

(2)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-148736 and marketed under the name Flexible Solutions Variable Universal Life Gold and issued through Separate Account N of GIAC;

(3)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-126483 and marketed under the name Flexible Solutions Variable Universal Life and issued through Separate Account N of GIAC;

(4)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-35350 and marketed under the name Park Avenue Millennium Series-Survivorship Variable Universal Life and issued through Separate Account N of GIAC;

(5)	The variable life insurance policy bearing the ‘33 Act registration number of 333-32101 and marketed under the name Park Avenue Life (’97) and issued through Separate Account K of GIAC;

(6)	The variable life insurance policy bearing the ‘33 Act registration number of 33-83412 and marketed under the name Park Avenue Life (’95) and issued through Separate Account K of GIAC;

(7)	The variable universal life insurance policies bearing the ‘33 Act registration number of 333-151073 and marketed under the name Executive Benefits VUL and issued through Separate Account N of GIAC;

(8)

The variable universal life insurance policies bearing the ’33 Act registration number of 333-188304 and marketed under the name Flexible Solutions® VUL III and issued through Separate Account N of GIAC;

(9)	The variable life insurance policy bearing the ‘33 Act registration number of 333-43682 and marketed under the name Park Avenue Life – Millennium Series® and issued through Separate Account K of GIAC;

(10)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-92475 and marketed under the name Park Avenue Variable Universal Life (VUL) – Millennium Series® and issued through Separate Account N of GIAC;

(11)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-35681 and marketed under the name Park Avenue Variable Universal Life (VUL) – 97 Form and issued through Separate Account M of GIAC;

(12)

The variable life insurance policy bearing the ‘33 Act registration number of 033-25153 and marketed under the name Select Guard Annual Premium Variable Life Insurance Policy (Select Guard) and issued through Separate Account C of GIAC; and

(13)

The variable life insurance policy bearing the ‘33 Act registration number of 002-97765 and marketed under the name Value Plus Single Premium Variable Life Insurance Policy (Value Plus) and issued through Separate Account B of GIAC.

as such attorneys and agents shall deem necessary or appropriate. The undersigned hereby ratifies and confirms his respective signature as it may be signed by said attorneys and agents. This instrument shall not be affected by my subsequent disability or incompetence.

I hereby declare that a photostatic, xerographic or similar copy of this original instrument shall be as effective as the original thereof.

I hereby further revoke any and all powers of attorney previously given by me with respect to said registration statement, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

This power of attorney shall remain in full force and effect until the undersigned is no longer a director of GIAC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on March 30, 2022.

Principal:

/s/ Dominique Baede
Dominique Baede

Witness:	/s/Juanita J. Johnson